Exhibit 10.41

FIRST AMENDMENT TO LEASE AGREEMENT

DATED OCTOBER 29, 2007

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and executed as of October 29, 2007 by and among BONE (DE) QRS 15-12, INC., a Delaware corporation, BONE (DE) LLC, a Delaware Limited liability company (collectively, “Landlord”), each with an address c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020 and HOLOGIC, INC., a Delaware corporation (“Tenant”), with an address of 35 Crosby Drive, Bedford, Massachusetts 01730.

RECITALS :

WHEREAS, pursuant to the terms of a Lease Agreement dated August 28, 2002 (the “Lease”), BONE (DE) QRS 15-12, Inc. (“BONE QRS”) leased to Tenant and Tenant leased from Landlord the real property described therein (the “Leased Premises”) upon the terms set forth therein;

WHEREAS, pursuant to an Amended and Restated Co-Tenancy Agreement between BONE QRS and BONE (DE) LLC, BONE QRS owns an undivided 64% interest in the Lease and property comprising the Leased Premises and BONE (DE) LLC owns an undivided 36% interest in the Lease and property comprising the Leased Premises; and

WHEREAS, Landlord and Tenant desire to amend the Lease as more particularly set forth herein.

NOW, THEREFORE, incorporating the recitals hereinabove set forth by reference and intending to be legally bound hereby, and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Lease.

2. EBITDAR. The definition of “EBITDAR” in Section 2 of Exhibit “F” of the Lease is hereby deleted and the following shall be inserted in lieu thereof:

“EBITDAR” means, with respect to any fiscal period, the Tenant’s and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, depreciation and amortization, rental expense, and non-cash charges related to restructuring or acquisition for such period, as determined in accordance with GAAP; provided, however, that during any fiscal period commencing on September 29, 2007, and expiring on June 30, 2009 for which EBITDAR is being determined, (i) EBITDAR shall be determined on a pro forma basis for such period as if Tenant’s Acquisition (as hereinafter defined) had been made or consummated as of the beginning of the first day of the relevant period and (ii) nonrecurring losses, charges and expenses incurred in connection with Tenant’s Acquisition shall be further added back when calculating EBITDAR, including, but not limited to the following: (a) non-cash expenses resulting from the grant of stock options, restricted stock, SARs and other equity; (b) any loss associated with the write-off, write-down, or impairment of assets not in the ordinary course of business including the write-off of acquired in-process research and development and intangible assets. “Tenant’s Acquisition” hereunder shall mean the acquisition by Tenant of Cytyc Corporation by merger into a wholly owned subsidiary of Tenant pursuant to a Plan of Merger dated May 20, 2007, which merger became effective on October 22, 2007 (the “Merger Closing Date”), and all other acquisitions made by Cytyc Corporation or Tenant or by any of their respective subsidiaries which were consummated prior to the Merger Closing Date.

3. No Other Amendment. Except as expressly set forth herein, nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease. Except as modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the Term.

4. Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

5. Entire Understanding. This Amendment and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Amendment nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

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IN WITNESS WHEREOF, the parties hereto intending to be legally bound and to so bind their respective representatives, successors and assigns, set their hands and seals the day and year first above written.

LANDLORD:

BONE (DE) QRS 15-12, INC., a Delaware corporation

By:	/s/ Holly C. Mauro
	Name:	Holly C. Mauro
	Title:	Vice President

BONE (DE) LLC, a Delaware corporation

By:	Bone Manager, Inc., a Delaware corporation, its managing member

	By:	/s/ Holly C. Mauro
Name: Holly C. Mauro
Title: Vice President

TENANT:

HOLOGIC, INC., a Delaware corporation

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President